SMITH & COMPANY
                          A PROFESSIONAL CORPORATION OF
                          CERTIFIED PUBLIC ACCOUNTANTS

MEMBERS OF:                                   10 WEST 100 SOUTH, SUITE 700
AMERICAN INSTITUTE OF                         SALT LAKE CITY, UTAH 84101
    CERTIFIED PUBLIC ACCOUNTANTS              TELEPHONE:       (801) 575-8297
UTAH ASSOCIATION OF                           FACSIMILE:       (801) 575-8306
     CERTIFIED PUBLIC ACCOUNTANTS             E-MAIL: smith&co@smithandcocpa.com
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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use in this Form 10SB/A registration statement (of 100,000,000 shares of common stock, par value $0.001 per share of MW Medical, Inc.) of our report dated March 30, 1998, except Notes 2, 8, and 14 which are dated October 2, 1998, on the financial statements for the years ended December 31, 1997 and 1996.




                                              /s/ Smith & Company
                                              CERTIFIED PUBLIC ACCOUNTANTS

Salt Lake City, Utah
October 27, 1998